Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2013 relating to the consolidated financial statements of StanCorp Financial Group, Inc. and subsidiaries, and the effectiveness of StanCorp Financial Group, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon August 26, 2013